                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of January 1, 2000 by and between Fintube Technologies, Inc., an Oklahoma corporation (the "Company") and Larry Sims (the "Employee").

         WHEREAS, Employee is an employee of Fintube Limited Partnership ("Fintube"), and Fintube and the Company have entered into an Asset Purchase and Sale Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which Fintube has agreed to sell, and the Company has agreed to purchase, substantially all of the assets of Fintube and its subsidiaries; and

         WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company and Employee are required to enter into this Agreement; and

         WHEREAS, Employee and the Company desire that Employee be employed by the Company subject to the terms of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

I.       EMPLOYMENT

         1.1      EMPLOYMENT.

                  (a) The Company hereby employs Employee as President and Chief Executive Officer of the Company and Employee accepts such employment pursuant to the terms of this Agreement. Employee will perform those duties, bear those responsibilities and have those authorities which are usual and customary for an employee who has the job description attached hereto as Attachment 1.

                  (b) Employee agrees to devote Employee's full time, and his best efforts, abilities, knowledge and experience to the faithful performance of the duties, responsibilities, and authorities referred to in subsection (a) above.

         1.2 TERM. Employment shall be for an initial term of two years (2) years commencing on the date hereof and continuing until the second anniversary of the date hereof. This Agreement is renewable, upon the mutual written agreement of the parties hereto, for one or more additional consecutive one (1) year terms. If this Agreement is not renewed at the end of the initial term or any renewal term, this Agreement shall terminate, except that the provisions of
Section 3.2 and Articles IV, V and VI shall not terminate but shall survive such termination of this Agreement.

II.      COMPENSATION.

         2.1      COMPENSATION.

         For the first year of the initial term of this Agreement, the Company shall pay Employee an annual base salary (the "Base Salary") of $205,000, which equals the amount of 1999 annual salary of Employee with Employee's previous employer plus the amount of Employee's raise. For the second year of the initial term of this Agreement, the Company shall pay Employee a Base Salary of an amount that is at least the total amount set forth in the preceding sentence. For any renewal period, Employee shall be paid a Base Salary as may be mutually agreed by the Company and Employee. In addition, during the term of this Agreement, Employee shall be eligible to receive bonus compensation in accordance with the Company's bonus policies ("Bonus Compensation"). Payments of Base Salary and any bonus shall be subject to all applicable federal and state withholding and payroll taxes.

         2.2 NON-COMPETITION CONSIDERATION. In consideration of Employee's agreements set forth in Article V, the Company agrees to cause its parent corporation, Lone Star Technologies, Inc., to grant to Employee on the date hereof the employee stock options described in Attachment 2 hereto.

         2.3 BENEFITS. Employee will receive the same health and other employee related benefits extended to other salaried employees of the Company, as modified from time to time in the Company's discretion, and will receive the benefits, if any, described in Attachment 3 hereto. The Company will initially continue all employee benefit plans of Employee's previous employer. During the term of this Agreement, the Company agrees that there will not be a reduction in the overall benefits of Employee.

         2.4 EXPENSES. Employee will be reimbursed by the Company for business expenses incurred for conducting business of the Company in accordance with the Company's reimbursement policy, including submission of required receipts and other documentation.

         2.5 VACATION AND SICK LEAVE. Employee will be entitled to annual vacation and annual sick leave as calculated pursuant to the policies set forth on Attachments 4(a) and 4(b), respectively, as well as customary holidays in accordance with the policies of the Company. For purposes of calculating the foregoing, Employee will be given credit for the duration of Employee's employment by Employee's previous employer (Fintube or its affiliated companies). In addition, Employee shall be entitled to 80 hours of sick leave carried over from Employee's accrued but unused sick leave with such previous employer.

III.     TERMINATION OF EMPLOYEE'S EMPLOYMENT

         3.1 TERMINATION. This Agreement and Employee's employment hereunder may be terminated without any breach of this Agreement at any time during the term hereof only by reason of and in accordance with the following provisions:

         (a) DEATH. If Employee dies during the term of this Agreement and while in the employ of the Company, Employee's employment hereunder shall automatically terminate as of the date of Employee's death, and the Company shall have no further liability hereunder to Employee or Employee's estate except to the extent set forth in Section 3.2 hereof.

         (b) DISABILITY. If, during the term of this Agreement, Employee shall be prevented from performing Employee's duties hereunder by reason of becoming totally disabled as hereinafter defined, then the Company may terminate Employee's employment hereunder immediately upon written notice to Employee without any further liability hereunder to Employee or Employee's estate, except as set forth in Section 3.2 hereof. For purposes of this Agreement, Employee shall be deemed to have become totally disabled when (i) Employee receives "total disability benefits" under either (a) Social Security, or (b) the Company's disability plan, if any, or (ii) the Company's Board of Directors (the "Board"), based upon and consistent with the written report of a qualified physician designated by the Board or its insurers, shall have reasonably determined that Employee has become physically and/or mentally unable to perform Employee's essential job functions on a permanent basis after taking into consideration reasonable accommodations to enable Employee to perform Employee's essential job functions.

         (c) TERMINATION BY THE COMPANY FOR CAUSE. Prior to the expiration of the term of this Agreement, the Company may discharge Employee for Cause and terminate Employee's employment hereunder immediately upon written notice to Employee without any further liability hereunder to Employee or Employee's estate, except to the extent set forth in Section 3.2 hereof. Such notice of discharge shall describe with reasonable specificity the Cause or Causes for the termination of Employee's employment, as well as the effective date of termination of employment. "Cause" shall only mean (i) indictment of Employee for a felony; (ii) theft or embezzlement by Employee of Company property;
(iii) any failure by Employee to substantially perform his material duties under this Agreement (excluding nonperformance resulting from disability), which failure is not cured within 30 days after written notice from the President or Chairman of the Board of the Company specifying the nonperformance and the requisite remedial action required of Employee, (iv) any intentional misrepresentation by Employee of a material fact to, or intentional concealment by Employee of a material fact from, the President or a member of the Board, (v) any intentional act or omission of the Employee in the scope of his employment (a) which results in the assessment of a criminal penalty against the Employee or the Company, or (b) which in the reasonable judgment of the President or Chairman of the Board of the Company results in a material violation of any federal, state, local or foreign law or regulation.

         (d) TERMINATION BY EMPLOYEE WITH NOTICE. Employee may terminate his employment hereunder by resignation without liability to the Company at any time upon sixty (60) days prior written notice to the Company, in which event the Company shall have no further liability hereunder to the Employee except to the extent set forth in Section 3.2 hereof.

         (e) TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee may terminate his employment hereunder without liability to the Company for Good Reason. "Good Reason" shall mean only the following: (i) Employee has incurred a substantial reduction in his authority or responsibility, which reduction in authority or responsibility is not cured within 30 days after written notice from Employee to the Board specifying the alleged reduction in authority or responsibility of Employee; (ii) Employee's Base Salary has been reduced, unless the reduction is 10% or less of Base Salary and is part of a general reduction in the compensation of the Company's employees, (iii) any material change in Employee's employment location; or (iv) any material breach of this Agreement by the Company which is not cured within 30 days after written notice from Employee to the Board specifying in detail the breach by the Company.

         (f) TERMINATION OF AGREEMENT. Upon the termination of Employee's employment hereunder, this Agreement shall terminate, except that the provisions of Section 3.2 and Articles IV, V and VI shall not terminate but shall survive the termination of this Agreement.

3.2      COMPENSATION UPON TERMINATION.

         (a) DEATH, DISABILITY OR CAUSE. If Employee's employment hereunder is terminated pursuant to the provisions of either Section 3.1(a), 3.1(b), 3.1(c) or 3.1(d) hereof, the Company shall have no further obligation to Employee or Employee's estate, except to pay to Employee or the estate of Employee (i) any accrued, but unpaid, Base Salary, any authorized but unreimbursed business expenses, and any vacation benefits which have accrued as of the date of termination, but were then unpaid or unused, and (ii) except if Employee's employment is terminated for Cause, any prorated, but unpaid, Bonus Compensation based upon that part of the employment year for which Employee was employed by the Company but without accelerating the bonus payment date. Any amount due Employee under clause (i) of this Paragraph shall be paid in a lump sum m cash within thirty (30) days after the termination of the employment of Employee hereunder, and, any amount due Employee under clause (ii) of this Paragraph shall be paid when payment of such bonus would otherwise have been made if Employee's employment hereunder had not been terminated.

         (b) GOOD REASON OR WITHOUT CAUSE. If Employee's employment hereunder is terminated (i) by the Company other than pursuant to the provisions of either Section 3.1(a), 3. 1(b) or 3.1(c), (ii) by Employee pursuant to
Section 3. 1(e), or (iii) as described in Section 3.2(c) hereof, the Company shall have no further obligations to Employee, except Employee shall be entitled to receive the amounts set forth in Section 3.2(a) and the Company will continue to pay to the Employee his then current Base Salary through the second anniversary (two years) of the termination of Employee's employment, in accordance with the Company's regular payroll payment dates during said period.

         (c) CHANGE IN CONTROL. In the event (i) Employee's employment hereunder is terminated by the Company other than for "Cause" or (ii) Employee resigns for "Good Reason", in either case at any time within a two-year period after the occurrence of an

"Change In Control" (all as defined in the Employment Retention Policy of Lone Star Technologies, Inc. ("Lone Star"), a copy of which is attached hereto as EXHIBIT A) with respect to the Company or Lone Star subsequent to the date hereof, then Employee shall be entitled to receive an aggregate amount equal to the mathematical product of twenty-four (24) times his "Monthly Compensation" as defined in the Employment Retention Policy.

IV.      CONFIDENTIALITY

         4.1 PROHIBITIONS AGAINST USE. Employee acknowledges and agrees that during the term of this Agreement he may have access to various trade secrets and confidential business information ("Confidential Information") of the Company, Lone Star and their affiliates. During and after the term of this Agreement, Employee agrees that he shall use such Confidential Information solely in connection with his obligations under this Agreement and shall maintain in strictest confidence and shall not disclose any such Confidential Information, directly or indirectly, or use such information in any other way. Employee further agrees to take all reasonable steps necessary to preserve and protect the Confidential Information. The provisions of this
Section 4.1 shall not apply to information known by Employee which is or becomes generally available to the public other than as a result of a disclosure by Employee.

V.       NON-COMPETITION

         5.1 AGREEMENT NOT TO COMPETE. Employee agrees that, for a period from the date hereof until the date which is two (2) years after the date on which Employee's employment by the Company terminates, he will not, directly or indirectly engage in any of the following actions:

                  (a) either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer or director of any corporation, partnership or other entity, or in any other capacity, engage or participate in any business or activity that is in competition in any manner whatsoever with the business of the Company (including its subsidiaries) as conducted at any time during the term of this Agreement (the "Restricted Business") anywhere in North America. The Restricted Business shall be deemed to include without limitation the businesses of designing, manufacturing, processing, engineering and selling welded finned tubes, economizers, boiler tubes, extended surface inside diameter tubing, other products specifically marketed by the Company (including its subsidiaries) for use in heat recovery applications, steel coil slitting and storage, rolling steel rod to strip (oscillate wound products) (all such products, the "Restricted Products"), and selling and licensing machinery and technology related to the foregoing. However, nothing in this subsection (a) shall preclude Employee from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under
         Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

                  (b) whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, endeavor to entice away from the Company (or any of its affiliates), or otherwise interfere with the Company's relationship (or that of any of its affiliates) with any person who is employed by or otherwise engaged to perform services for the Company (or any of its affiliates) (including, but not limited to, any independent sales representatives or organizations), or solicit or make sales of any Restricted Product to any person, partnership, firm, corporation or other business organization that has purchased any Restricted Product from the Company during the term of this Agreement.

If the scope of the restrictions in this Section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Employee hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

         5.2 SEVERANCE PAYMENT DEFAULT. If the Company is obligated to make payments to Employee pursuant to Section 3.2(b) or 3.2(c) and there is a Default in making those payments, Employee shall no longer be bound by the agreements set forth in Section 5. 1. "Default" as used in the preceding sentence shall mean: (i) the Company fails to make any payment due to Employee in accordance with Section 3.2(b) or 3.2(c) and such failure continues for 10 days after receipt by the Company of written notice from Employee specifying the failure and setting forth Employee's address for payment or (ii) the Company fails to make any payment due to Employee in accordance with Section 3.2(b) and such failure results in the Employee having delivered written notice of such failure of payment to the Company on more than two separate occasions during any 12 month period.

VI.      ASSIGNMENT OF INVENTIONS

         6.1 INVENTIONS DEFINED. All rights to discoveries, inventions, improvements, designs, work product and innovations (including without limitation all data and records pertaining thereto) that relate to the business of the Company and its affiliates, whether or not specifically within Employee's duties or responsibilities and whether or not patentable, copyrightable or reduced to writing, that Employee may discover, invent, create or originate during the term of his employment hereunder, either alone or with others and whether or not during working hours or by the use of the.facilities of the Company or its affiliates ("Inventions"), shall be the exclusive property of the- Company and its affiliates. Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company and its affiliates, at the Company's expense, in obtaining, defending and enforcing the rights of the Company and its affiliates therein. Employee hereby appoints each of the Company and any of its affiliates as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company and any of its affiliates to protect or perfect its rights to any Inventions.

         6.2 COVENANT TO ASSIGN AND COOPERATE. Without limiting the generality of the foregoing, Employee shall assign and transfer, and does hereby assign and transfer, to the Company the worldwide right, title and interest of Employee in the Inventions. Employee agrees that the Company may file copyright registrations and apply for and receive patents (including without limitation Letters

Patent in the United States) for the Inventions in the names of the Company or any of its affiliates in such countries as may be determined solely by the Company. Employee shall communicate to the Company all facts known to Employee relating to the Inventions and shall cooperate with the Company's reasonable requests in connection with vesting title to the Inventions and related copyrights and patents exclusively in the Company and in connection with obtaining, maintaining, protecting and enforcing the Company's exclusive copyrights and patent rights in the Inventions.

         6.3 SUCCESSORS AND ASSIGNS. Employee's obligations under this
Article VI shall inure to the benefit of the Company and its successors and assigns and shall survive the expiration of the term of this Agreement for such time as may be necessary to protect the proprietary rights of the Company in the Inventions.

         6.4 CONSIDERATION AND EXPENSES. Employee shall perform his obligations under this Article VI at the Company's expense, but without any additional or special compensation therefor.

VII.     MISCELLANEOUS

         7.1 REMEDIES. Employee acknowledges that the Company's remedy at law for any breach or threatened breach by Employee of Article IV, Article V or
Article VII will be inadequate. Therefore, the Company shall be entitled to seek injunctive and other equitable relief restraining Employee from violating those provisions, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

         7.2 AMENDMENT. This Agreement may be amended only in writing, signed by both parties.

         7.3 ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their successors, assigns, heirs and personal representatives and any entity with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets.

         7.4 NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows or to such other addresses as either party may designate in writing to- the other party from time to time:

           If to the Company:       Fintube Technologies, Inc.
                                    c/o Lone Star Technologies, Inc.
                                    15660 N. Dallas Parkway
                                    Suite 500
                                    Dallas, Texas 75248

                                    Attention: Robert F. Spears,
                                               Vice President, General
                                               Counsel and Secretary
                                    Facsimile: (972) 770-6471

           If to Employee, to:      Larry Sims
                                    4500 West 89th Street
                                    Tulsa, Oklahoma 74132

                                    And

                                    W. Kirk Turner, Esq.
                                    Newton, O'Connor, Turner & Auer
                                    15 E. 6th Street, Suite 2700
                                    Tulsa, Oklahoma 74119-3423

         7.5 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other parry shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

         7.6 SEVERABILITY. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

         7.7 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oklahoma, without giving effect to conflict of law principles.

         7.8 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement or the breach of any exhibits attached to this Agreement shall be settled by mediation, if possible, and if not, by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and a judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Each party will bear its or his own expenses plus one-half of the costs of mediation or arbitration; provided, however, that if Employee is the prevailing party in an arbitration, the arbitrator(s) shall have the authority to award Employee his costs and reasonable attorney's fees which shall be paid by the Company. In the event the parties hereto agree that it is necessary to litigate any dispute hereunder in a court, the nonprevailing party shall pay the prevailing party its costs and reasonable attorney's fees. Notwithstanding anything in this Section to the contrary, the Company shall be entitled to seek an injunction or restraining order or seek specific performance of this Agreement in a court of competent jurisdiction to enforce the provisions of Article IV, Article V or Article VI.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                    FINTUBE TECHNOLOGIES, INC.


                                    By: /s/ Rhys J. Best
                                       ----------------------------------
                                             Name:  Rhys J. Best
                                             Title: Chairman of the Board

                                    Employee:

                                        /s/ Larry Sims
                                    ----------------------------------
                                            Larry Sims

                                   EXHIBIT "A"

              LONE STAR TECHNOLOGIES, INC. EMPLOYEE RETENTION PLAN

                                   [Attached.]

                              EMPLOYMENT RETENTION
                                     POLICY

         In order to attract and retain officers and key employees for Lone Star Technologies, Inc. (the "Corporation") and its subsidiaries, particularly in the event of a threat or the occurrence of a Change in Control, the Board of Directors of the Corporation (the "Board") has adopted the following Employment Retention Policy:

         If the employment of any Officer or key employee designated by the Board or its Compensation Committee (the "Committee") is involuntarily terminated without Cause or is voluntarily terminated with Good Reason within two years after the occurrence of a change in Control of his Employer, his Employer shall pay a lump sum, as determined by the Board or the Committee to the Officer an amount that does not exceed twenty-four times his Monthly Compensation or to the key employee in an amount that does not exceed twelve times his Monthly Compensation. Each person designated by the Board or the Committee will be covered by this Policy upon his entering into the letter agreement in the form attached.

         The Board shall have the right to amend or terminate this Policy at any time, but any such amendment or termination, whether adopted prior to or after Change in Control, shall not adversely affect any person covered by this Policy prior to such amendment or termination.

         The Corporation will request that the other Employers adopt this Policy and will make reasonable efforts to require any successor to the business or assets of any Employer expressly to assume and to agree to be bound by this policy.

DEFINITIONS:

         "Cause" for termination of a person's employment means his illegal conduct or gross misconduct that in either case is willful and results in material damage to his Employer's business or reputation or his willful failure or refusal to perform his duties or obligations to his Employer or to comply in all material respects with the lawful directives of the Employer's Chief Executive Officer or Board of Directors, provided that he has received written notice from his Employer stating the nature of such failure or refusal and has reasonable opportunity to correct the stated deficiency.

         "Change in Control" means, with respect to an Employer that is a subsidiary of the Corporation,(i) any event that results in the Corporation not controlling the Employer or owning all or substantially all of the Employer's assets or (ii) any Change in Control of the Corporation.

         "Change in Control" means, with respect to the Corporation, any of the following:

         (i) any event affecting the Corporation that would be required to be reported by a reporting company as a change in control pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"');

         (ii) any "person" (as that term is used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of either the then outstanding shares of the Corporation's Common Stock or the combined voting power of the Corporation's then outstanding securities;

         (iii) at any time during any twenty-four month period, the individuals who were serving on the Board at the beginning of that period or who were nominated for election or were elected to the Board during that period by a vote of at least two-thirds of such individuals still in office shall cease to constitute a majority of the Board;

         (iv) any merger or consolidation of the Corporation with any other corporation or any sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Corporation or the surviving entity or any parent thereof outstanding immediately thereafter; or

         (v) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation

         "Employer" is the Corporation or any corporation that is or becomes a subsidiary of the Corporation and its respective successors and assigns.

         "Good Reason" with respect to the voluntary termination of a person's employment means the occurrence, after a Change in Control, of (i) any adverse change in his status, position, authority or responsibilities,
(ii) a reduction in his compensation, (iii) any material change in his employment location or (iv) the failure or refusal of any successor to his Employer to expressly assume his Employer's obligations under this Policy.

         "Monthly Compensation" is a person's salary and cash bonus paid during the twelve months prior to the termination of his employment or, if higher, his salary and cash bonus paid during the twelve months prior to the Change in Control of his Employer, in each case computed as a monthly average.

         "Officer" is any person who is or becomes the President, Chief Executive Officer, Treasurer, Controller, Secretary or any Vice President of an Employer.

                                  ATTACHMENT 1

                     [Employee's job description attached.]

                   DIVISION FINTUBE CORPORATION PRESIDENT AND
                   CHIEF EXECUTIVE OFFICER RESPONSIBILITIES--
                                  LARRY J. SIMS
================================================================================

Works within company strategic and policy framework as set by Chairman of the Board. Responsible for the overall profitability and development of the unit. Implements business policies and plans through direct management of company operating units. Is solely' responsible for the management of all operating units. Provides support in the conceptual, strategic, and policy formulation functions of the business.

PRIMARY RESPONSIBILITIES

         o Originates company policies and plans and establishes management and operating plans for each unit of the company within his assigned responsibility to ensure achievement of objectives.

         o Plans, organizes, staffs, directs, or controls operating units. Assures that each unit is properly organized, staffed, and directed to perform its function effectively.

         o Provides strategic information to Chairman of the Board concerning the operations of the business units under his management, their opportunities, and their growth and development capacities.

         o Participates with the Chairman of the Board in the development of strategic plans and policies for the company.

         o Exerts a consistent and effective management force for the achievement of current and longer-term company plans.

         o Creates new strategic plans to develop business units to achieve new product market and business objectives.

         o Responsible for the development of organization, personnel, product technology, and market resources within his span of control to facilitate future growth.

                           Division Fintube Corporation Organization 12/1999

________________________________________________________________________________

                                  ATTACHMENT 2


         Lone Star will, under its 1985 Long-Term Incentive Plan, make an initial grant of options (the "Options") covering an aggregate of 30,000 shares of common stock of Lone Star to the Employee. All of the Options will be for a ten-year term and will have an exercise price equal to the fair market value on the date of grant. One-half of the options (the "Employment Options") will vest 25% per year over four years. The remaining one-half of the Options (the "Performance Options") will vest (i) 50% on the 10th day after completion of an audit of the Company's financial statements for the year ended December 31, 2000 if such audit establishes the Company achieved EBITDA of $21,100,000 for 2000 as set forth on page 91 of the Confidential Memorandum of Fintube Limited Partnership dated February 1999 (the "Projections") and (ii) 50% on the 10th day after completion of an audit of the Company's financial statements for the year ended December 31, 2001 if such audit establishes the Company achieved EBITDA of $26,700,000 for 2001 as set forth in the Projections. If the Projections are not met by the specified dates, the related Performance Options will lapse.

         However, Lone Star recognizes that the Projections are based on assumptions and are subject to business uncertainties and changes in business plans and expenditures. Therefore, notwithstanding the foregoing specific EBITDA targets for 2000 and 2001, Lone Star reserves the right, in consultation with the Company's management, to modify the vesting and lapse provisions of the Performance Options if any of these uncertainties or changes materialize or assumptions prove incorrect; provided, however, that no such modification shall adversely affect the Employee.

                                  ATTACHMENT 3

         During the initial term of the Agreement, Employee will continue to have the use of the automobile that Employee's previous employer had provided to Employee and the Company will pay for that automobile's insurance, repairs and tags.

         The Company will pay the regular monthly dues for one country club that Employee's previous employer had been paying for Employee.

         The Company will pay the regular monthly dues for the Summit Club, as Employee's previous employer has done.

                                 ATTACHMENT 4(a)

Vacation policy attached.

Policy Number: 4.0 (Employee Benefits and Services)
Date: 06/28/99

===============================================================================

         5.         The following table explains the vacation schedule.

         ---------------------------------------------------------------------
          Length of Service
             Completed          Days Earned Per Month    Vacation Eligibility
         ---------------------------------------------------------------------
         One to Five Years               .83                     80 hours
         ---------------------------------------------------------------------
         Six Years                       .92                     85 hours
         ---------------------------------------------------------------------
         Seven Years                    1.00                     96 hours
         ---------------------------------------------------------------------
         Eighth Year                    1.08                     104 hours
         ---------------------------------------------------------------------
         Ninth Year                     1.16                     112 hours
         ---------------------------------------------------------------------
         Tenth Year                     1.25                     120 hours
         ---------------------------------------------------------------------

         6.         VACATION SCHEDULING

                  a) Vacations may be taken by separate weeks or by days. The company prefers, however, that employees take one vacation period during each 12 months of at least five consecutive days.

                  b) Employees may earn up to a maximum of 120 hours from anniversary date to anniversary date. Up to 120 hours may be carried over at the employee's anniversary date. Hours in excess of 120 will be lost at the employee's anniversary date.

                  c) Selection of vacation dates is subject to approval of the employee's supervisor. Preference in selection of dates will be granted based on length of employee service.

                  d) If the company shuts down for business reasons or for vacation, employees may be required to take their vacation at that time. Reasonable advance notice is to be given to each employee to allow scheduling of vacation.

                  e) If a company paid holiday falls during an employee's vacation, the holiday will not be counted as vacation taken. The employee may extend the vacation by one day or take the vacation day at a later date.

                  f) Each supervisor will maintain a department schedule and record of the vacation time taken by each employee.

                  g) Vacation periods are to be scheduled and approved by the employee's supervisor before becoming effective.


===============================================================================

                                 ATTACHMENT 4(b)

Sick leave policy attached.

                             Policy Number: 4.0 (Employee Benefits and Services)
                                                                   Data 06/28/99

===============================================================================
C.       SICK LEAVE

         1.       PURPOSE

                  a) To provide income protection for employees who are absent because of non-work related illness or accident.

         2.       SCOPE

                  a) This policy applies to all domestic regular full-time employees who have completed their three-month introductory period.

         3.       POLICY

                  a) Amount of benefit. Employees may earn up to 40 hours of paid sick leave during each one-year period of continuous employment. Sick leave is earned at the rate of .8 hours for each full 40 hours worked. Employee's wage or salary will be continued for time accrued in the employee's sick leave account according to this schedule. All sick leave hours accumulated in excess of 80 hours, through November 30, shall be paid to the employee by December 15 of year. The number of sick leave days credited is not intended to establish a guideline for acceptable attendance.

         4.       ELIGIBILITY

                  a) The employee is first eligible for the benefit upon completion of the new employee introductory period.

                  b) The company may at any time require an employee to support a request for sick leave benefits with medical certification of disability. Failure to provide a note from a physician may lead to a denial of benefits and possible corrective action.

                  c) A medical certification will be required, If the absence exceeds three consecutive workdays.

                  d) Separation. Unused sick entitlement will be paid to employees upon separation provided they have completed at least six months of continuous service. Pay will be computed based on the rate earned upon separation

         5.       DEFINITION:

                  a) "Sick leave benefit" is cash compensation paid at the employee's regular rate of pay.


===============================================================================
                                                                        Page 27